Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Ticketmaster Entertainment, Inc.

We have audited the accompanying consolidated balance sheets of Ticketmaster Entertainment, Inc. (the “Company,” as described in Note 1) as of December 31, 2008 and 2007, and the related consolidated statements of operations, temporary equity and equity, and cash flows for each of the three years in the period ended December 31, 2008. Our audits also included the financial statement schedule on page 56. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal controls over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ticketmaster Entertainment, Inc. at December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 2, the accompanying consolidated balance sheet as of December 31, 2008 and the related consolidated statement of temporary equity and equity for the year ended December 31, 2008 have been restated to correct the Company’s accounting for its adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Financial Statements—an amendment of Accounting Research Bulletin No. 51 (“SFAS No. 160”), which it adopted on January 1, 2009 and retrospectively applied its presentation and disclosure requirements.

/s/ ERNST & YOUNG LLP

Los Angeles, California

March 27, 2009,

except for the effects of the adoption of and the restatement to correct the Company’s accounting for SFAS No. 160 discussed in section “Noncontrolling Interests in Consolidated Financial Statements” of Note 2, as to which the date is September 14, 2009